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EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 333-11187 and No. 333-17165) of our report dated April 25, 1997 (except for Note 17, as to which the date is June 5, 1997) with respect to the consolidated financial statements of Multi-Media Tutorial Services, Inc. included in the Annual Report (Form 10-KSB) for the year ended February 28, 1997.

/s/ Holtz Rubenstein & Co., LLP
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HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
June 17, 1997